Exhibit 10.2

FORWARD PURCHASE AGREEMENT

(Convertible Notes)

This Forward Purchase Agreement (this “Agreement”) is entered into as of  [•], 2021, by and among Anzu Special Acquisition Corp I., a Delaware corporation (the “Company”), and [•], a [•] (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-252861) (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Units”) at a price of $10.00 per Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (a “Class A Share”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share. The Registration Statement was declared effective by the SEC on March 1, 2021 and the IPO was completed on March 4, 2021 (the “IPO Closing”);

WHEREAS, the Company is seeking to identify and consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Purchaser shall purchase, on a private placement basis and on the terms and conditions set forth herein, an aggregate principal amount of up to $[•] (such agreed upon amount, the “Note Purchase Price”) of unsecured convertible notes of the Company (the “Convertible Notes”), which shall be convertible into Class A Shares (the “Underlying Shares”) on terms to be agreed upon between the Company and the Purchaser.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Sale and Purchase.

(a)           Forward Purchase of Convertible Notes.

(i)            The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on and subject to the terms and conditions set forth herein, the Convertible Notes in connection with a Business Combination. The terms of such Convertible Notes, including any indenture governing the Convertible Notes (the “Indenture”), which shall contain terms that are usual and customary for “PIPE” transactions in connection with business combinations entered into by a “special purpose acquisition company,” shall be negotiated by the Company and the Purchaser, each acting in their own sole discretion, prior to the Forward Closing.

(ii)           The process by which the Convertible Notes are to be issued and sold by the Company and purchased by the Purchaser hereunder shall be as follows:

(1)            As soon as reasonably practicable, but in no event less than ten (10) Business Days prior to the Company’s entry into a definitive agreement for the Business Combination (the “Business Combination Agreement”), the Company shall provide the Purchaser with notice (the “Initial Company Notice”) that it desires the Purchaser to purchase the Convertible Notes pursuant to this Agreement in connection with the Business Combination Closing, which Initial Company Notice shall set forth the Note Purchase Price. Following delivery of the Initial Company Notice, the Company shall provide the Purchaser with such other information as the Purchaser (or any applicable transferee pursuant to Section 8(g) hereof) may reasonably request so that the Purchaser (or such transferee) may seek the approval of its investment committee (and/or, if applicable, the investment committee of its investment manager) (the “Investment Committee”) to consummate the purchase of the Convertible Notes hereunder, which approval shall be made or not made in the sole and absolute discretion of the Investment Committee.

(2)            Within five (5) Business Days after receipt of the Initial Company Notice, the Purchaser shall provide the Company with notice (the “Purchaser Notice”) of the decision of its Investment Committee to accept or decline to purchase the Convertible Notes pursuant to this Agreement, which notice of an affirmative decision by the Investment Committee shall constitute the binding obligation of the Purchaser to purchase the Convertible Notes for the Note Purchase Price, subject to the terms and conditions of this Agreement. In the event the Investment Committee declines to purchase the Convertible Notes or the Purchaser fails to deliver the Purchaser Notice, this Agreement shall be void and be of no force or effect, and neither party shall have any liability for any actions or representations made prior to such time.

(3)            At least two (2) Business Days before the Business Combination Closing, the Company shall provide the Purchaser with an updated notice (the “Final Company Notice”) including:

a.            the anticipated date of the Business Combination Closing; and

b.            instructions for wiring the Note Purchase Price.

(iii)          In the event that any Business Combination Agreement is terminated or the transaction contemplated thereby is abandoned, the procedures completed pursuant to clause (ii) above in connection with such Business Combination Agreement shall be disregarded and the provisions of clause (ii) above must be separately completed for each Business Combination Agreement entered into by the Company, unless this Agreement is otherwise terminated pursuant to Section 7(c).

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(iv)          The closing of the sale of the Convertible Notes (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company the Note Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Final Company Notice to be held in escrow until the Forward Closing. Immediately prior to the Forward Closing on the Forward Closing Date, (i) the Note Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (ii) upon such release, the Company shall issue the Convertible Notes to the Purchaser free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws)., registered in the name of the Purchaser. In the event the Business Combination Closing does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Note Purchase Price to the Purchaser by wire transfer of U.S. dollars in immediately available funds. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)            DTC Registration; Legend; Registration Rights.

(i)            On or promptly after (but in no event more than two (2) Business Days after the Forward Closing Date), the Company shall use its reasonable best efforts to register the Purchaser (or its nominee in accordance with its delivery instructions) as the owner of the Convertible Notes in book-entry form in the name of the Purchaser (or its nominee in accordance with its delivery instructions), in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions, through the facilities of The Depository Trust Company (“DTC”).

(ii)            Each register and book entry for the Convertible Notes purchased by the Purchaser hereunder, and each of the Underlying Shares issued upon conversion of the Convertible Notes, shall contain a notation, and each certificate (if any) evidencing the Convertible Notes or the Underlying Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)            Legend Removal. If the Convertible Notes or Underlying Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Convertible Notes or Underlying Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of the Convertible Notes or the Underlying Shares in violation of applicable law.

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(d)             Registration Rights. The Purchaser shall have registration rights with respect to the Underlying Shares as set forth on Exhibit B (the “Registration Rights”).

2.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)            Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)            Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)            Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required (other than a potential Hart-Scott-Rodino Antitrust Improvements Act of 1976 filing) on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)            Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

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(e)            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Convertible Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, or held on or behalf of accounts that Purchaser manages, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, in each case, in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Convertible Notes. If the Purchaser was formed for the specific purpose of acquiring the Convertible Notes, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)             Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Convertible Notes with the Company’s management.

(g)            Restricted Securities. The Purchaser understands that the offer and sale of the Convertible Notes to the Purchaser have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Convertible Notes and any Underlying Shares issued upon conversion of the Convertible Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Convertible Notes and any Underlying Shares issued upon conversion of the Convertible Notes indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Convertible Notes or the Underlying Shares issued upon conversion of the Convertible Note, for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Convertible Notes and the Underlying Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Convertible Notes hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Convertible Notes.

(h)             High Degree of Risk. The Purchaser understands that its agreement to purchase the Convertible Notes involves a high degree of risk, which could cause the Purchaser to lose all or part of its investment.

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(i)             No Determination of Fairness. The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes or made any findings or determination as to the fairness of this investment.

(j)             Accredited Investor. The Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act).

(k)            Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Convertible Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Convertible Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Convertible Notes. The Purchaser’s subscription and payment for and continued beneficial ownership of the Convertible Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)             No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Convertible Notes.

(m)           Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 7(a)(ii) hereof.

(n)            Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non- public information relating to the Company.

(o)            Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(p)            Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority that participated in the IPO.

(q)            Sanctions Control. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. The Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Convertible Notes were legally derived.

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(r)            ERISA. The Purchaser’s acquisition and holding of the Convertible Notes will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(s)            ERISA Plans. If the Purchaser is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Purchaser represents and warrants that (i) to its knowledge, neither the Company, nor any of its respective affiliates that the Company has disclosed to the Purchaser for purposes of determining compliance with this section (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Convertible Notes, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes; (ii) the decision to invest in the Convertible Notes has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transaction Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to the Purchaser’s investment in the Convertible Notes and is responsible for exercising independent judgment in evaluating the investment in the Convertible Notes; and (D) is aware of and acknowledges that (I) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Convertible Notes, and (II) the Transaction Parties have a financial interest in the purchaser’s investment in the Convertible Notes on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

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(t)            Disqualification and Related Parties. If the Purchaser will purchase 20% of the Company’s securities, the Purchaser represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable as of the date of the first purchase following which more than 20% of the Company’s securities are owned by the Purchaser. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties following such time, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2(t), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) under the Securities Act.

(u)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Convertible Notes, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company Parties.

3.             Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)            Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)           Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)            400,000,000 shares of Class A common stock, par value $0.0001 per share, 4,325,517 of which are issued and outstanding;

(ii)           40,000,000 shares of Class B common stock, par value $0.0001 per share, 12,075,000 of which are issued and outstanding; and all of the outstanding Class B ordinary shares of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)          1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.

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(c)            Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Convertible Notes at the Forward Closing, and the Underlying Shares issuable upon conversion of the Convertible Notes, has been taken or will be taken prior to the Forward Closing, as applicable, including any stockholder approvals required for such issuance under the Nasdaq Listing Rules, which approvals, if any, will be obtained in connection with the stockholder approval of the Business Combination. Except as a result of any required actions to be taken prior to the Forward Closing, this Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)           Valid Issuance of Underlying Shares and Convertible Note.

(i)            The Convertible Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Convertible Notes will be issued in compliance with all applicable federal and state securities laws.

(ii)           The Underlying Shares, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Underlying Shares issued upon conversion of the Convertible Note will be issued in compliance with all applicable federal and state securities laws.

(iii)          No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

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(e)             Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the sale of the Convertible Notes, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f)             Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s Amended and Restated Certificate of Incorporation, as they may be amended from time to time (the “Articles”), or the Company’s Bylaws, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)           Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii)      violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(h)           Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i)             Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

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(j)             No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Convertible Notes.

(k)            No Waiver. There are no waivers to the terms of this Agreement and no side letters or other agreements have been entered by and between the Company and any other current or prospective purchaser regarding the Convertible Notes.

(l)             No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company nor any person acting on behalf of the Company nor any of the Company’s affiliates (the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Convertible Notes, or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4.             Right of First Offer. Subject to the terms and conditions of this Section 4, if, in connection with or prior to the Business Combination Closing, the Company proposes to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities, including convertible indebtedness, other than Excluded Securities (as defined below) (“New Equity Securities”), the Company shall first make an offer to the Purchaser to purchase up to $[•]1 of the New Equity Securities in accordance with the following provisions of this Section 4:

(a)             Offer Notice.

(i)            The Company shall give written notice (the “Offering Notice”) to the Purchaser stating its bona fide intention to offer the New Equity Securities and specifying the number of New Equity Securities and the material terms and conditions, including the price, pursuant to which the Company proposes to offer the New Equity Securities.

(ii)           The Offering Notice shall constitute the Company’s offer to sell up to $[•] of the New Equity Securities to the Purchaser on the terms set forth in the Offering Notice, which offer shall be irrevocable for a period of five (5) Business Days (the “ROFO Notice Period”).

1 ROFO entitlement will not exceed the amount of the Note Purchase Price.

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(b)           Exercise of Right of First Offer.

(i)            Upon receipt of the Offering Notice, the Purchaser shall have, until the end of the ROFO Notice Period, the right (but not obligation) to offer to purchase all or a portion of the $[•] of the New Equity Securities by delivering a written notice (a “ROFO Offer Notice”) to the Company stating that it offers to purchase such New Equity Securities on the terms specified in the Offering Notice. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the Purchaser.

(ii)           If the Purchaser does not deliver a ROFO Offer Notice during the ROFO Notice Period, the Purchaser shall be deemed to have waived all of the Purchaser’s rights to purchase the New Equity Securities offered pursuant to the Offering Notice under this Section 4, and the Company shall thereafter be free to sell or enter into an agreement to sell the Purchaser’s $[•] portion of such New Equity Securities to any third party without any further obligation to the Purchaser pursuant to this Section 4 within the ninety (90) day period thereafter (and with respect to an agreement to sell, consummate such sale at any time thereafter) on terms and conditions not more favorable to the third party than those set forth in the Offering Notice. If the Company does not sell or enter into an agreement to sell the Purchaser’s $[•] portion of the New Equity Securities within such period, the rights provided hereunder shall be deemed to be revived and the New Equity Securities shall not be offered to any third party unless first re-offered to the Purchaser in accordance with this Section 4.

(c)            Excluded Securities. For purposes hereof, the term “Excluded Securities” means the warrants issued upon the conversion of working capital loans to the Company to be made by the Sponsor or an affiliate thereof to finance transaction costs in connection with an intended initial Business Combination (up to $1,500,000 of which may be convertible at the option of the lender into warrants (at a price of $1.00 per warrant) having the same terms as the Company’s completed private sale of 12,400,000 warrants at a price of $1.00 per warrant to Anzu SPAC GP I LLC in connection with its IPO), any securities issued by the Company as consideration to any seller in the Business Combination, any securities issued by the Company pursuant to forward purchase agreements entered into on or after the date of this Agreement, other than forward purchase agreements entered into in connection with a specific Business Combination and any securities issued in connection with commercial agreements.

5.             Additional Agreements, Acknowledgements and Waivers.

(a)            Trust Account. The Purchaser, for itself and its affiliates, hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s IPO were deposited (the “Trust Account”), and hereby irrevocably waives any Claim the Purchaser presently has or may have in the future as a result of, or arising out of, this Agreement, except for redemption and liquidation rights, if any, such parties may have in respect of any Class A Shares issued in the IPO, the public shares, held by it, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. Nothing herein shall limit the Purchaser’s ability to pursue any claim seeking as its remedy the Company Parties’ non-Trust Account assets or funds, and nothing herein shall waive or impact any claims that such parties may have in the future against the Company Parties’ assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 5(a) shall survive the termination of this Agreement for any reason.

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(b)           No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to the Units or any other securities of the Company prior to the Business Combination Closing. For purposes of this Section 5(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c)            Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a Proposed Business Combination, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(d)           Public Listing. The Company will use commercially reasonable efforts to maintain the listing of the Class A Shares on the Nasdaq (or another national securities exchange).

(e)           Lock Up.

(i)            During the period commencing on the date of this Agreement until thirty (30) days after the completion of a Business Combination, the Purchaser (or any applicable Transferee pursuant to Section 8(g) hereof) shall not, without the prior written consent of the Company in accordance with this Agreement, Transfer (as defined below) the Convertible Notes or any Underlying Shares issuable upon conversion of the Convertible Notes.

(ii)           For the purposes of this Agreement, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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(f)            Transfer Period. The Purchaser (or any applicable transferee pursuant to Section 8(g) hereof) agrees that it, he or she shall not Transfer the Convertible Notes delivered to the Purchaser pursuant to this Agreement (or Underlying Shares issued or issuable upon the conversion of the Convertible Notes) until thirty (30) days after the completion of a Business Combination, subject to compliance with applicable securities laws thereafter.

6.            Forward Closing Conditions.

(a)            The obligation of the Purchaser to purchase the Convertible Notes at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Business Combination shall be consummated substantially concurrently with the issuance of the Convertible Notes;

(ii)            The terms of the Business Combination Agreement provided to Purchaser and the conditions to the closing of the Business Combination shall not have been amended or waived in any manner that would reasonably be expected to materially and adversely affect the economic benefits that Purchaser would reasonably expect to receive;

(iii)           The Purchaser and any applicable transferee shall have delivered notice of the approval of its respective Investment Committee to consummate the purchase of the Convertible Notes to the Company (which approval shall be given or not given in such Investment Committee’s sole and absolute discretion);

(iv)           The Company shall have executed and delivered the Registration Rights Agreement to Purchaser;

(v)            The Company and the applicable trustee shall have entered into the Indenture and the Purchaser shall have received counterparts, conformed as executed, thereof and the Convertible Notes shall have been duly executed and delivered by the Company and duly authenticated by such trustee;

(vi)          The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation, as of a date within ten (10) Business Days of the Business Combination Closing;

(vii)         The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement; The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(viii)         No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Convertible Notes or preventing the consummation of the Business Combination.

(b)            The obligation of the Company to issue the Convertible Notes at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrently with the purchase of the Convertible Notes;

(ii)            The Company shall have obtained stockholder approval, if required by the rules of the Nasdaq stock exchange, to consummate the sale of the Convertible Notes;

(iii)           The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iv)           The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing; and

(v)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Convertible Notes.

7.            Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)            by mutual written consent of the Company and the Purchaser;

(b)            automatically, if a Business Combination is not consummated within twenty four (24) months from the IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Articles; or

(c)            by either party with written notice to the other party, following a decision of the Purchaser’s Investment Committee not to purchase the Convertible Notes in the Purchaser Notice, regardless of whether a Business Combination or the definitive agreement contemplated thereby is consummated or abandoned.

In the event of any termination of this Agreement pursuant to this Section 7, the Note Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be returned to the Purchaser as promptly as practicable and in any event within two (2) days following such termination in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 5(a) shall survive termination of this Agreement for any reason.

8.            General Provisions.

(a)            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

(i)            All communications sent to the Company shall be sent to:

Anzu Special Acquisition Corp I
12610 Race Track Road, Suite 250

Tampa, FL 33626
Attention: Dr. Whitney Haring-Smith, Chief Executive Officer
Email: whs@anzupartners.com

With a copy, which shall not constitute notice, to

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Attention: Mitchell Presser; David Slotkin

Email: mpresser@mofo.com; DSlotkin@mofo.com

or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(ii)            All communications to the Purchaser shall be sent to shall be sent to:

[•]
Email: [•]

or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)            No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)            Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)            Non-Reliance and Exculpation. Without limiting any other provision in this Agreement or any provision in any other document, the Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in Section 3 of this Agreement or in any other transaction document, in making its investment or decision to invest in the Company. Without limiting any other provision in this Agreement, the Purchaser acknowledges and agrees that none of any affiliates, or any control persons, sponsors, officers, directors, employees, partners, agents or representatives of any of the Company shall be liable to the Purchaser pursuant to this Agreement related to the private placement of the Convertible Notes, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Convertible Notes or the issuance of the Underlying Shares upon conversion of the Convertible Notes.

(e)            Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. The Purchaser may not assign, transfer or otherwise delegate all or a portion of its rights and obligations to purchase the Convertible Notes without the Company’s prior written consent in its sole and absolute discretion (including to the Purchaser’s affiliates, in which case such consent will not be unreasonably withheld); provided, however, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and makes the representations and warranties applicable to Purchaser hereto in Section 2, and provided further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(h)            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)            Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l)            Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(n)            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)            Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of DTC’s fees associated with the issuance and resale of the Convertible Note and the Underlying Shares issuable upon conversion of the Convertible Note.

(p)            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(s)            Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by such party in accordance with the terms hereof and that other parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(t)            Publicity. All press releases or other public communications relating to the transactions contemplated hereby between the Company and the Purchaser, and the method of the release for publication thereof, shall be subject to the prior approval of (i) the Company, and (ii) to the extent such press release or public communication references the Purchaser or its affiliates or investment advisers by name, the Purchaser; provided, that neither the Company nor the Purchaser shall be required to obtain consent pursuant to this Section 8(t) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 8(t). The restriction in this Section 8(t) shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[•]

By:
Name:
Title:

COMPANY:

Anzu Special Acquisition Corp I

By:
Name:	Whitney Haring-Smith
Title:	Chief Executive Officer

Exhibit A

[Reserved]

Exhibit B

Registration Rights

1.            The Company agrees that, within thirty (30) calendar days after the consummation of the Business Combination (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Underlying Shares issuable upon conversion of the Convertible Notes (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligation to include the Underlying Shares in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Company to effect the registration of the Underlying Shares, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder, provided that the Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Underlying Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 1. The Company will provide a draft of the Registration Statement to the Purchaser for review at least two (2) business days in advance of filing the Registration Statement and will consider in good faith all reasonable comments provided by the Purchaser for inclusion therein. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Purchaser be identified as a statutory underwriter in the Registration Statement, the Purchaser will have the opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Class A Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Class A Shares by the Purchaser and the other selling stockholders named therein or otherwise, such Registration Statement shall register for resale such number of Class A Shares which is equal to the maximum number of Class A Shares as is permitted by the SEC. In such event, the number of Class A Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the SEC informs the Company that all of such Class A Shares cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale on the Registration Statement, the Company agrees to promptly inform the Purchaser thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Class A Shares permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale such shares as a secondary offering.

2.            In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

a.	except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Underlying Shares or (ii) the date all Underlying Shares held by the Purchaser are sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three (3) years from the effective date of the Registration Statement.

b.	advise the Purchaser within five (5) business days:

i.	when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

ii.	after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect to the Purchaser;

iii.	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

iv.	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

v.	subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Purchaser of such events described in this Section 2(b), provide the Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Purchaser of the occurrence of the events listed in (1) through (5) above may constitute material, nonpublic information regarding the Company;

c.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

d.	upon the occurrence of any event contemplated in Section 2(b)(v), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Underlying Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

e.	use its commercially reasonable efforts to cause all Underlying Shares to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Company have been listed;

f.	use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the Underlying Shares contemplated hereby and (ii) to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Purchaser to sell the Underlying Shares under Rule 144 for so long as the Purchaser holds Underlying Shares; and

g.	upon the Purchaser’s request, deliver all the necessary documentation to cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) of the Agreement, as promptly as practicable and no later than two (2) business days after such request, when the Underlying Shares are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or may be sold without restriction under Rule 144. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Underlying Shares without any such legend. If restrictive legends are no longer required for the Underlying Shares pursuant to the foregoing, the Company shall, reasonably promptly following any request therefor from the Purchaser accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for the Underlying Shares.

3.            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Purchaser not to sell under the Registration Statement or to suspend the effectiveness thereof, if the Company determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Purchaser agrees that it will immediately discontinue offers and sales of the Underlying Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales; provided, for the avoidance of doubt, that the Company shall not include any material non-public information in any such written notice. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion destroy, all copies of the prospectus covering the Underlying Shares in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Underlying Shares shall not apply (i) to the extent the Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.            the Purchaser may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Purchaser not receive notices from the Company otherwise required herein; provided, however, that the Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Purchaser and the Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Purchaser’s intended use of an effective Registration Statement, the Purchaser will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4 and the related suspension period remains in effect, the Company will so notify the Purchaser, within one (1) business day of the Purchaser’s notification to the Company, by delivering to the Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide the Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

5.            For purposes of this Exhibit B, “Underlying Shares” shall mean, as of any date of determination, the Underlying Shares issued to the Purchaser upon conversion of the Convertible Note delivered pursuant to this Agreement and any other equity security issued or issuable with respect to such Underlying Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and the “Purchaser” shall include any person to whom the rights under this Exhibit B shall have been duly assigned.

6.            Company shall indemnify the Purchaser (to the extent a seller under the Registration Statement), notwithstanding any termination of this Agreement, its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and officers, directors, partners, members, managers, employees, stockholders, advisers and agents of each such controlling person to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment thereof or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based solely upon information regarding the Purchaser furnished in writing to Company by the Purchaser expressly for use therein or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Exhibit B; provided, that the indemnification contained in this Exhibit B shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

7.            the Purchaser shall, severally and not jointly with any Other the Purchaser, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are solely based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein; provided that (i) the liability of the Purchaser shall be several and not joint with any other investor and (ii) in no event shall the liability of the Purchaser exceed the net proceeds received by the Purchaser upon the sale of the Underlying Shares giving rise to such indemnification obligation. The Purchaser shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Exhibit B of which the Purchaser is aware.

8.            If the indemnification provided under this Exhibit B from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Exhibit B and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Exhibit B from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8 shall be individual, not joint and several, and in no event shall the liability of the Purchaser hereunder exceed the net proceeds received by the Purchaser upon the sale of the Underlying Shares giving rise to such indemnification obligation.